EXHIBIT 10.1
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Performance-Restricted Restricted Stock
Or Restricted Stock Units-Performance Goals - 2008

Number of Shares of Restricted
          Stock or Restricted Stock Units (RSUs)

Performance Goals		National Penn Bancshares Directors	National Penn Bank Directors
	Per Share
Threshhold	$ 1.20	1,400	350
Target	$ 1.33	1,500	375
Optimum	$ 1.44	1,600	400

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These performance goals are consistent with the earnings per share performance goalsestablished under the National Penn Bancshares, Inc. Executive Incentive Plan.

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